EXHIBIT 10.3

SOAPSTONE NETWORKS INC.

Non-Qualified Stock Option Agreement

Soapstone Networks Inc., a Delaware corporation (the “Company”), may grant to any employee, officer, director or consultant of the Company the (“Optionee”) an option to purchase certain shares (the “Option Shares”) of its Common Stock, $.0001 par value per share (“Common Stock”), at a certain price per share.

Such grants shall be made in accordance with the terms and conditions of this Non-Qualified Stock Option Agreement (the “Agreement”), the Company’s 2008 Global Stock Plan, as amended from time to time (the “Plan”), and the Notice of Grant of Stock Option (the “Certificate”) made available to the Optionee at the time of grant.

1. Grant Under 2008 Global Stock Plan. This option is granted pursuant to and is governed by the Plan, and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. Any inconsistency between this Agreement and the Plan shall be governed by the Plan.

2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3. Vesting of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company or any Related Corporation), the Optionee may exercise this option for the number of shares of Common Stock in accordance with the vesting schedule set forth on the Certificate.

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation and, subject to the Plan, may be exercised before the date which is seven (7) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company or any Related Corporation. For the purposes of this Agreement, “Related Corporation” shall mean any present or future subsidiary corporations of Soapstone Networks Inc., as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), any present or future parent corporation of Soapstone Networks Inc., as defined in Section 424(e) of the Code and any other entity in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

4. Termination of Business Relationship.

(a) Termination Other than for Cause: If the Optionee’s Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the passage of thirty (30) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause: If the Optionee’s Business Relationship with the Company and all Related Corporations is terminated for Cause (as defined in Section 4(c)), this option shall immediately terminate upon the Optionee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause: “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or any Related Corporation in accordance with the terms or requirements of the Optionee’s Business Relationship with the Company or any Related Corporation; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or any Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any Related Corporation which results in direct or indirect loss, damage or injury to the Company or any Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or any Related Corporation or which induces any customer or supplier to break a contract with the Company or any Related Corporation.

5. Death; Disability; Dissolution.

(a) Death: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred in accordance with Section 9, at any time within one year after the date of death, but not later than the scheduled expiration date.

(b) Disability: If the Optionee is a natural person whose Business Relationship with the Company or any Related Corporation is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within one year after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination: At the expiration of such one-year period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

(d) Dissolution: If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company or any Related Corporation, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7. Payment of Price. The exercise price shall be paid in the following manner:

(i)	in cash or by check or funds transfer;

(ii)	by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iii)	by any combination of the foregoing.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company by mail or in person, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares. The Optionee will be recorded in book-entry form on the stock transfer books of the Company as the owner of the Option Shares being purchased as soon as practicable after the effective exercise of the Option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. Any determination under this Agreement as to employment status or other matters relating to the exercise of this option or otherwise (including, without limitation, with respect to the achievement of any Performance Criteria (as defined and used in the Plan)) shall be made in good faith by the Board or its Committee, whose decision shall be final and binding on all parties.

9. Option Not Transferable. This option shall not be transferable or assignable except as permitted by the Plan.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. Except as is expressly provided in the Plan with respect to capital changes and business successions, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in capitalization or event, as well as an Acquisition (as defined and used in the Plan) and certain other events. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Lock-up Agreement. The Optionee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 210 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company’s directors and officers agree to be similarly bound.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18. Miscellaneous.

(a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address last provided to the Company. The addresses for such notices may be changed from time to time by written notice given in the manner provided herein.

(b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. In accordance with the Plan, the Committee may make amendments, modifications or terminate any outstanding award (including this option); provided that the Optionee consents to such action unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

(c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the state of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date of grant set forth on the Certificate.

Notice of Grant of Non-Qualified Stock Options and Option Agreement	Soapstone Networks Inc. 296 Concord Road, Suite 308 Billerica, MA 01821

Name of Optionee: _________________ Address of Optionee: _________________ _________________	Option Number: ___________ Plan: ____________________

Effective __________, you have been granted an Incentive Stock Option to buy ________ shares of Soapstone Networks Inc. (the “Company”) stock at $________ per share.

The total option price of the shares granted is $_____.

Shares granted to the Optionee shall vest as indicated below:

[(a) On or after [date], this option will be exercisable for [________] of the shares subject to the Option.] [May have multiple vesting dates and portions of shares subject to vesting]

[(a) If [goal] is achieved by [date], this option will be exercisable for [________] of the shares on or after the date of the Committee’s determination that such shares shall become exercisable.] [May have multiple goals and portions of shares subject to vesting]

[(a) On or after [date] (the “Cliff Vesting Date”), this option will be exercisable for any and all shares. Shares may become exercisable prior to the Cliff Vesting Date as follows:

•

If [goal] is achieved by [date], then this option will be exercisable for [___________] of the shares on or after the date of the Committee’s determination that such shares shall become exercisable.] [May have multiple goals and portions of shares subject to vesting]

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2008 Global Stock Plan as amended and the Non-Qualified Stock Option Agreement, all of which are attached and made part of this document.

______________________________________ Date:______________

Soapstone Networks Inc.

______________________________________ Date:______________

[NAME OF OPTIONEE]